UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2011
Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22339 (Commission File Number)	94-3112828 (I. R. S. Employer Identification No.)
1050 Enterprise Way, Suite 700, Sunnyvale, California 94089
(Address of principal executive offices, including ZIP code)
(408) 462-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On June 3, 2011, Rambus Inc. (“Rambus”) completed its previously announced acquisition of Cryptography Research, Inc. (“CRI”) pursuant to the Agreement and Plan of Merger, dated May 12, 2011, by and among Rambus, Padlock Acquisition Corp., a wholly-owned subsidiary of Rambus (“Merger Sub”), CRI and the shareholder representative (the “Merger Agreement”).
     Under the Merger Agreement, Merger Sub merged with and into CRI, with CRI as the surviving corporation and a wholly-owned subsidiary of Rambus. The acquisition of CRI was for $167.5 million in cash, approximately 6.4 million newly issued shares of Rambus stock and $50 million payable to CRI employees and consultants in cash or stock over three years. Of the consideration, $15 million in cash and approximately 1.3 million newly issued shares of Rambus Common Stock were deposited into an escrow account until December 2012, subject to any claims, to fund any indemnification obligations to Rambus following the consummation of the merger.
     The Merger Agreement includes various provisions customary for transactions of this nature. The foregoing is a summary of the material provisions of the Merger Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement, which Rambus will file with the SEC. Stockholders of Rambus are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rambus, CRI or any of their respective subsidiaries.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information contained in Item 2.01 is hereby incorporated into this Item 3.02. In accordance with the Merger Agreement, a portion of the consideration delivered to the former security holders of CRI consisted of shares of Rambus Common Stock. These shares of Rambus Common Stock were issued pursuant to exemptions from registration provided by Section 4(2) and/or Regulation D of the 1933 Securities Act, as amended.
Item 8.01. Other Events.
     On June 6, 2011, Rambus Inc. issued a press release announcing the completion of its acquisition of CRI.
     The information in the press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by August 19, 2011.
(b)	Pro Forma Financial Information.
     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by August 19, 2011.
(d)	Exhibits.

99.1	Press Release of Rambus Inc., issued on June 6, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011	Rambus Inc.
/s/ Satish Rishi
Satish, Rishi, Senior Vice President, Finance and
Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Title
99.1	Press Release of Rambus Inc., issued on June 6, 2011.